As filed with the Securities and Exchange Commission on November 26, 2008

Registration No. 333-122533

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MONEY TREE INC.

(Exact name of registrant as specified in its charter)

GEORGIA	6141	58-2171386
((State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

114 South Broad Street

Bainbridge, Georgia 39817

(229) 246-6536

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley D. Bellville

President

114 South Broad Street

Bainbridge, Georgia 39817

(229) 246-6536

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Michael K. Rafter, Esq.

Mitesh J. Patel, Esq.

Powell Goldstein LLP

One Atlantic Center

Fourteenth Floor

1201 West Peachtree Street, NE

Atlanta, Georgia 30309-3488

(404) 572-6600

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Termination of Initial Public Offering and Deregistration of Shares of Common Stock

The Money Tree, Inc. (the “Registrant”) filed a Registration Statement on Form S-1 (Commission File No. 333-122533) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on November 4, 2005, pursuant to which the Registrant registered $35 million of Subordinated Demand Notes.

The Registrant terminated the offering of the shares covered by this Registration Statement effective as of close of business on November 18, 2008. As of close of business on November 18, 2008, the Registrant had sold a total of $16,493,602.55 in gross offering proceeds of Subordinated Demand Notes pursuant to the Registration Statement. Thus, at the completion of the offering, there remained unsold a total of $18,506,397.45 of Subordinated Demand Notes. By filing this post-effective amendment, the Registrant hereby deregisters all of the $18,506,397.45 of Subordinated Demand Notes that remained unsold in the initial public offering as of the close of business on November 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on November 26, 2008.

THE MONEY TREE INC.

By:	/s/ Bradley D. Bellville
Bradley D. Bellville
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Name	Title	Date

/s/ Bradley D. Bellville	President and Director	November 26, 2008
Bradley D. Bellville	(Principal Executive Officer)

/s/ Steven Morrison	Chief Financial Officer	November 26, 2008
Steven Morrison	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey V. Martin	Director	November 26, 2008
Jeffrey V. Martin